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                                                                     Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated March 4, 2005, relating to the statement of assets and liabilities of Cohen & Steers International Realty Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Registered Public Accounting Firm" and "Financial Statement" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
March 21, 2005